Exhibit 99.1

JBI, Inc. to Host Investor Update Call

THOROLD, Ontario, February 13, 2012 (GLOBE NEWSWIRE) – JBI, Inc. (the "Company") (OTCQB:JBII) will host a conference call for shareholders on Monday, February 27, 2012. Chief Executive Officer John Bordynuik will lead the call and provide investors with a business update.

Details are as follows:

Date:	Monday, February 27, 2012
Time:	4:30 p.m. Eastern Standard Time
Duration:	1 hour
Pre-Registration:	Pre-registration for the event is required. All shareholders must register through the Company’s website: www.plastic2oil.com.
Conference Access:	Access information (for telephone and web access) for both US/Canada and international will be emailed to approved registrants on Thursday, February 23, 2012.

Disclaimer: There is a 500 caller maximum on a first-come, first-serve basis. In order for the registration to be considered, registrants must provide the Company with a full first & last name, a valid email address and a valid telephone number. Registration approval is subject to the discretion of JBI, Inc.

For those shareholders who are unable to participate, a replay will be posted on the Company’s website.

Cisco Webex, the leading provider for web and teleconferencing, will enable shareholders to participate by telephone or online. The online experience will combine desktop sharing through a web browser with phone conferencing and will feature a multimedia presentation. Standard teleconference dial-ins will not be able to access the multimedia presentation. To learn about the Cisco Webex online system requirements, please visit the Investor Update Call page on the Plastic2Oil website at www.plastic2oil.com.

If you have questions about this event, please contact JBI, Inc. Investor Relations:

John P. Zervas
Email: jpz@jbi-ir.com
US & Canada: 1.877.307.7067
International: (001) 561.922.6750

About JBI, Inc.

JBI, Inc. is an innovative North American fuel company that transforms unsorted, unwashed waste plastic into ultra-clean, ultra-low sulphur fuel without the need for refinement. JBI, Inc.'s patent pending Plastic2Oil® (P2O) process is a commercially viable, proprietary process designed to provide immediate economic benefit for industry, communities and government organizations with waste plastic recycling challenges. JBI, Inc. is committed to environmental sustainability by diverting plastic waste from landfill and potential incineration. For further information, please visit www.plastic2oil.com and review our SEC filings, including without limitation our Form 10-K, as amended, filed with the SEC on July 18, 2011.

Forward Looking Statements
This press release contains statements, which may constitute "forward looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, and members of its management as well as the assumptions on which such statements are based, including the expected timing of the Company's Form 10-K, execution of the proposed agreements described above and consummation of the transactions contemplated by such agreements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, but are not limited to: (1) JBI has a history of net losses, and may not be profitable in the future; (2) JBI may not be able to obtain necessary licenses, rights and permits required to develop or operate our Plastic2Oil business, and may encounter environmental or occupational, safety and health conditions or requirements that would adversely affect its business; and (3) JBI may experience delays in the commercial operations of its Plastic2Oil machines and there is no assurance that they can be operated profitably. For a more detailed discussion of such risks and other factors, see the Company's amended Annual Report on Form 10-K/A, filed on July 18, 2011, with the Securities and Exchange Commission, and its other SEC filings. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT:
JBI, Inc. Investor Relations
1-877-307-7067